UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 17, 2019

____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 17, 2019, the Board of Directors (the “Board”) of WEC Energy Group, Inc. (the “Company” or “WEC Energy”) established an Office of the Chair effective February 1, 2019, and appointed the following individuals in the positions indicated to this new Office: Gale E. Klappa, Executive Chairman; J. Kevin Fletcher, President and Chief Executive Officer; Scott J. Lauber, Senior Executive Vice President, Chief Financial Officer and Treasurer; and Frederick D. Kuester, Senior Executive Vice President.

The Board named Mr. Klappa, age 68, currently Chairman and Chief Executive Officer of the Company, Executive Chairman effective February 1, 2019. Mr. Klappa has agreed with the Board that he will serve as Executive Chairman of WEC Energy for three years. Mr. Klappa also entered into a written agreement with the Company for his 2019 compensation as Executive Chairman, which was approved by the Compensation Committee of the Board. Pursuant to the terms of the letter agreement, Mr. Klappa’s 2019 annual base salary was set at $1,000,000 and his target award under the Company’s short-term performance plan at 100% of base salary, both prorated to reflect the date he assumes the role of Executive Chairman. Otherwise, Mr. Klappa’s compensatory arrangement will remain substantially the same. The agreement also provides that Mr. Klappa’s employment is at-will. At this time, Mr. Klappa and the Compensation Committee have not agreed to any additional compensatory arrangements.

At the same time, the Board appointed Mr. Fletcher, age 60, currently President of the Company, as President and Chief Executive Officer of WEC Energy effective February 1, 2019. Mr. Fletcher will continue to report to Mr. Klappa.

In addition, the Board increased the number of directors constituting the Board from 14 to 15 effective February 1, 2019, and elected Mr. Fletcher to fill the vacancy. In recognition of Mr. Fletcher’s new position, the Compensation Committee of the Board set his 2019 annual base salary at $1,004,000 and his target award under the Company’s short-term performance plan at 125% of base salary. Otherwise, Mr. Fletcher’s compensatory arrangement will remain substantially the same. Mr. Fletcher is not receiving any compensation for his service as a director.

Mr. Fletcher has served as President of WEC Energy since October 2018, with overall responsibility for the operational and financial performance of WEC Energy’s utility subsidiaries in Wisconsin, Illinois, Michigan and Minnesota. In addition, since September 2018, he has served as President of the Company’s Michigan and Minnesota utilities. Mr. Fletcher served as President of the Company’s Wisconsin utilities, namely Wisconsin Electric Power Company and Wisconsin Gas LLC (doing business together as “We Energies”) and Wisconsin Public Service Corporation (“WPSC”), from May 2016 until November 2018. From June 2015 through April 2016, Mr. Fletcher served as Executive Vice President – Customer Service and Operations for We Energies and WPSC, and from October 2011 to June 2015, he served as Senior Vice President – Customer Operations for We Energies.

In addition, effective February 1, 2019, the Board changed Mr. Lauber’s title to Senior Executive Vice President from Executive Vice President. Mr. Lauber will continue to serve as Chief Financial Officer and Treasurer of WEC Energy. Mr. Lauber did not receive any additional compensation as a result of this title change.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10 Material Contracts

10.1 Letter Agreement between Gale E. Klappa and WEC Energy Group, Inc., dated as of January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: January 22, 2019	William J. Guc – Vice President and Controller

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